Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED.
INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED IS OMITTED AND MARKED WITH “****” OR OTHERWISE
CLEARLY INDICATED. AN UNREDACTED VERSION OF THIS DOCUMENT HAS
ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT TO PILOT MATERIALS TRANSFER AGREEMENT

This is an amendment (“First Amendment”), effective as of September 29, 2016 (“First Amendment Effective Date”), to the Pilot Materials Transfer Agreement ( “Agreement”) by and between Celgene Corporation, a Delaware corporation having its principal place of business at 86 Morris Avenue, Summit, New Jersey 07901 (together with its subsidiaries and affiliates hereinafter collectively referred to as “Celgene”) and MetaStat, Inc., a Nevada corporation having an address at 27 Drydock Avenue, 2nd Floor, Boston, MA 02210-2377 (“Company”).

WHEREAS, on August 22, 2016, Celgene and Company entered into the Agreement;

WHEREAS, the Agreement sets forth certain rights and obligations of the parties relating to the Pilot Project hereunder; and

WHEREAS, Celgene and Company now mutually desire to amend the Agreement as further described below upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants contained herein the parties hereto, intending to be legally bound hereby, agree to amend the Agreement as follows:

I.
Section 1.5 of the Agreement shall be deleted in its entirety and replaced by the following:

1.5            “PILOT PROJECT” means the research and/or experimentation and budget attached hereto as Appendix B pertaining to the CELGENE MATERIALS and incorporated herein by reference.

II.
Section 2.3.1 shall be added to the Agreement as follows:

2.3.1        Funding.

(a)           Research Support. Celgene shall pay Company the amounts set forth in Appendix B, attached hereto and made a part hereof. Outside of items specifically valued and listed in Appendix B, Celgene may provide other “transfers of value,” in connection with the Pilot Project, as those terms are defined in the Department of Health and Human Services Final Rule Implementing the Transparency Reporting Provisions of Section 6002 of the Affordable Care Act (42 CFR Parts 402 and 403) (the “U.S. Sunshine Act”) to Company. Transfers of value may include, but are not limited to: the provision of sufficient quantities of study drug, if any, and/or placebo; the provision of diagnostic exams; the provision of necessary equipment for the conduct of the Pilot Project; and other in-kind items Celgene provides to the Company. Company acknowledges and agrees that Celgene may release information about the existence of this Agreement and the terms hereof, including payment and other items of value given under this Agreement to government authorities under state or federal law. Company further acknowledges that such information may be made publicly available by such government authorities. Disclosures by Celgene under these situations shall be deemed a permitted disclosure, and Company shall have no recourse against Celgene for such disclosures.

(b)           Payment Schedule. Celgene shall pay Company the amounts set forth in Appendix B according to the schedule set forth therein (“Total Cost”), in consideration for the performance of the Pilot Project and in accordance with the completion of the following milestones (“Milestones”) to Celgene’s reasonable satisfaction. Each Milestone shall require Company to submit written reports (“Reports”), each of which must be received and approved by Celgene before payment shall be issued.

Milestone #1: 50% of Total Cost/Initial payment upon First Amendment Effective Date (September 29, 2016).

Milestone #2: 25% of Total Cost to be completed upon ****.

Milestone #3: 15% of Total Cost upon ****.

Milestone #4: 10% of Total Cost due upon ****.

(c)           Company Obligations. Company shall monitor expenditures, in accordance with its policies, to ensure that the funds provided by Celgene are spent in accordance with this Agreement and approved budgets. Company shall have the right to re-budget funds between cost categories in the Pilot Project as reasonably deemed necessary by Company; provided, however, that all funds provided to Company are spent solely in the conduct of the Pilot Project. Within thirty (30) days of the completion and/or termination of the Pilot Project and/or this Agreement, Company shall provide a full accounting to Celgene of all costs incurred and funds expended in connection with the Pilot Project and provided further that Company notifies Celgene, in advance, of any desire to re-budget funds. All funds not expended at the completion or termination of the Pilot Project and/or this Agreement shall be returned to Celgene within thirty (30) days of such completion or termination.

III.
Attachment to First Amendment. The Attachment to this First Amendment, attached hereto and incorporated herein by reference, which includes additional study aims and costs related thereto, shall be appended to Appendix B of the Agreement.

IV.
The following table shall be added to Appendix B and titled “Payment Schedule:”

Payment Schedule
Deliverables to Celgene	Date	Payment
Execution of First Amendment and Upon Receipt of Invoice* (a)	Milestone #1 (50%)	$486,741
Upon Receipt of Interim Report and Invoice* (b)	Milestone #2 (25%)	$243,371
Upon Receipt of Interim Report and Invoice* (b)	Milestone #3 (15%)	$146,022
Upon Receipt of Final Report and Invoice* (b)	Milestone #4 (10%)	$97,348
	TOTAL COST:	$973,482

*Please submit invoices with Purchase Order Number to the attention of:

Celgene Corporation
P.O. Box 27797
Salt Lake City, UT 84130
CelgeneCorporation@metasource.com

(a) Invoice to be paid within 1 day from receipt of invoice
(b) Invoice to be paid within 10 days from receipt of invoice

V.
Definitions. Capitalized terms used herein and not otherwise defined in this First Amendment shall have the same meaning as set forth in the Agreement.

VI.
Effect of First Amendment. Except as otherwise amended hereby, all terms and conditions of the Agreement shall remain in full force and effect and the rights, duties, liabilities and obligations of the parties thereto, as presently constituted, will continue in full effect.

VII.
No Modification. This First Amendment may be amended or modified, or any provision hereof waived, only by a written instrument executed by the parties hereto.

VIII.
Counterparts. This First Amendment may be executed in counterparts, each of which when executed shall be deemed to be an original and both of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective duly authorized representatives as of the First Amendment Effective Date written above.

Celgene Corporation		MetaStat, Inc.

By:	/s/ Peter Worland	By:	/s/ Douglas A. Hamilton

Name:	Peter Worland	Name:	Douglas A. Hamilton

Title:	CVP, Integrative Research Dev.	Title:	President and CEO

Date:	9/29/2016	Date:	9/29/2016

Approved for Legal Content: DC/sb

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